EXHIBIT 99(b)


                                  CONSECO, INC.
                11825 North Pennsylvania Street, Carmel, IN 46032

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Each person signing this card on the reverse side hereby appoints as proxies Rollin M. Dick, Donald F. Gongaware and Stephen C. Hilbert, or any of them, with full power of substitution, to vote all shares of common stock and shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock which such person is entitled to vote at the Special Meeting of Shareholders of Conseco, Inc. ("Conseco"), to be hold at held at , at 10:00 a.m. local time on , 1996 _____________
___________________________________________________     ___________    and   any
adjournments thereof.

The proxies are hereby authorized to vote as follows:

1. Approval of the issuance of common stock, no par value, of Conseco as provided in the Agreement and Plan of Merger, dated as of August 25, 1996, by and between Conseco and American Travellers Corporation ("ATC"), pursuant to which, among other things, (i) ATC will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (ii) each outstanding share of the common stock, par value $.01 per share (the "ATC Common Stock") of ATC (other than shares of LPG Common Stock held by LPG as treasury stock or Dissenting Shares (as defined in the Merger Agreement)) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

                         FOR |_| AGAINST |_| ABSTAIN |_|

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

THE SHARES REPRESENTED BY THIS PROXY, UNLESS OTHERWISE SPECIFIED, SHALL BE VOTED FOR ITEM 1.


                    Please sign below exactly as your name appears on the label. When signing as attorney, corporate officer or fiduciary, please give full title as such. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Joint Proxy Statement/Prospectus dated ___________ ________, 1996.


                               Dated____________________________________________

                               Signature(s)_____________________________________

                               _________________________________________________

               PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.